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                                                                      Exhibit 23


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-20479) pertaining to the Alco Standard Corporation Retirement Savings Plan (the "Plan") and in the related Prospectus of our report dated June 14, 1996, with respect to the financial statements and schedules of the Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1995.


                                          /s/ Ernst & Young LLP


Philadelphia, Pennsylvania
June 26, 1996